Exhibit 10.2

SUNOCO PARTNERS LLC

EXECUTIVE INVOLUNTARY SEVERANCE PLAN

Amendment No. 2012-2

Section 3.1 of the Plan is amended in its entirety effective October 5, 2012:

“Section 3.1 General Eligibility Requirement. In order to receive a Benefit under this Plan, a Participant must have been employed by the Company on October 5, 2012 and his employment must be terminated by the Company on or after October 5, 2012 other than for Just Cause, death or Disability; provided, however, that any Participant who is receiving benefits under the Sunoco Partners LLC Special Executive Severance Plan shall not also be eligible to receive any Benefit under this Plan.”